Exhibit 99.1

EXHIBITS INDEX

Exhibit 99.1                              Press release dated February 14, 2013 announcing the Company’s fourth quarter and year ending December 31, 2012 earnings (furnished pursuant to Item 12).

DATALINK REPORTS 2012 FOURTH QUARTER AND YEAR-END OPERATING RESULTS

Record Fourth Quarter and Annual Revenue Up 28% and 29% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., February 14, 2013 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its fourth quarter and year that ended December 31, 2012.  Revenues for the quarter ended December 31, 2012, increased 28% to $147.3 million compared to $114.7 million for the prior-year period.  Revenues for year ended December 31, 2012, increased 29% to $491.2 million compared to $380.0 million for the year ended December 31, 2011.

GAAP Results

On a GAAP basis, the company reported net earnings of $3.2 million or $0.18 per diluted share for the fourth quarter ended December 31, 2012.  This compares to net earnings of $2.6 million or $0.15 per diluted share in the fourth quarter of 2011. For the year ended December 31, 2012, the company reported net earnings of $10.5 million or $0.60 per diluted share, compared to net earnings of $9.8 million, or $0.61 per diluted share, for the year ended December 31, 2011.

Non-GAAP Results

Non-GAAP net earnings for the fourth quarter of 2012 were $5.6 million, or $0.31 per diluted share, compared to non-GAAP net earnings of $4.1 million, or $0.24 per diluted share, in the fourth quarter of 2011.  For the year ended December 31, 2012, the company reported non-GAAP net earnings of $15.3 million, or $0.88 per diluted share, compared to net earnings of $13.0 million, or $0.80 per diluted share, for the year ended December 31, 2011.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

The company’s results for the quarter and year ended December 31, 2012, include the results of operations from the acquisition of StraTech, which was completed on October 4, 2012. Excluding StraTech, revenues for the fourth quarter and year ended December 31, 2012, would have increased approximately 17% and 26%, respectively, compared to the prior year periods.

Paul Lidsky, Datalink’s president and CEO, commented, “2012 was another record year for Datalink.  We reported record revenues and earnings for the fourth quarter and fiscal year in large part due to our continued focus on our expanded data center product and services offerings.”

Other significant accomplishments for 2012 and the fourth quarter include:

•                  A record $97.5 million in product revenues for the quarter, representing a 52% increase from the previous quarter and a 25% increase over the same period in 2011.  In addition, service revenues were a record $49.8 million in the fourth quarter, up 22% over the previous quarter and 36% over the same period in 2011. These increases include incremental revenues from our StraTech acquisition, the contribution from 27 customers that purchased over one million dollars in product and services in the fourth quarter, and strong organic growth throughout the year.

•                  Continued growth in the customer base as well as multi-million dollar accounts among Global 1000 companies. The number of new customers jumped from 290 to 452 between 2011 and 2012, while the number of customers purchasing over $1 million worth of product and services rose from 77 to 102 in the same period.

•                  Acquisition of the assets of StraTech on October 4, 2012, which significantly increased the company’s footprint along the East Coast adding 400 new accounts, a second customer support center, and expanded managed services offerings and expertise.  In addition, on a non-GAAP basis, the acquisition was accretive in its first quarter of operations, adding approximately $13.4 million of revenues during the quarter and $0.03 per share.

•                  Accelerating momentum for the company’s virtualized data center (VDC) solutions, with 20 solution projects sold in the fourth quarter compared to 7 in the comparable period in 2011, and 82 deals for the fiscal year compared to 35 in 2011.

•                  Major new services offerings, including unified monitoring and managed infrastructure services for the entire multi-vendor VDC stack and new managed services for backup, monitoring, archiving, cloud backup and cloud enablement services to help companies analyze the impact of cloud deployments on their business before full-scale cloud initiatives.

•                  Significant investments in customer support, information technology, human resources and field engineering to prepare the company for continued growth.

“Datalink’s collective accomplishments during 2012 reflect the successful execution on our acquisition and data center strategies.  In addition, our strong fourth quarter 2012 performance left us with a record backlog going into the first quarter and accelerated activity that has carried over with strong sales in the first months of first quarter,” Lidsky added. “As we exited the year, we continued to see increasing demand for unified data center solutions with flexible architectures. Our investments in our expanded data center portfolio support these market conditions, and our ability to deliver unified platforms to our customers should fuel continued growth in 2013.”

Outlook

Based on the company’s current backlog, sales pipeline, historical seasonal trends and the addition of StraTech revenues, Datalink projects revenues of in the range of $127.0 million to $137.0 million for the first quarter of 2013 compared to $119.1 million for the first quarter of 2012.  First quarter 2013 net earnings results are expected to be between $0.03 and $0.08 per diluted share on a GAAP basis, and between $0.15 and $0.20 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.12 per diluted share and $0.17 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2012.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the StraTech acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.12 per diluted share for the first quarter of 2013.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. Central Standard Time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (866-700-6979). Participants will be asked to identify the Datalink conference call and provide the designated identification number (14986898). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including the financial impact of the StraTech acquisition and our internal projections of anticipated 2012 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2011, including, but not limited to: the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; the length of our sales cycle; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating completed and future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Media & Alliances:

Suzanne Gallagher

SVP of Marketing

Phone: 720-566-5110

Email: sgallagher@datalink.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net sales:
Products	$97,455	$77,932	$319,041	$245,743
Services	49,843	36,780	172,161	134,284
Total net sales	147,298	114,712	491,202	380,027

Cost of sales:
Cost of products	76,102	60,228	248,286	188,384
Cost of services	38,541	27,493	130,890	100,978
Amortization of intangibles	—	1,053	—	1,053
Total cost of sales	114,643	88,774	379,176	290,415
Gross profit	32,655	25,938	112,026	89,612
Operating expenses:
Sales and marketing	13,724	11,402	48,553	38,723
General and administrative	4,647	4,142	18,227	15,468
Engineering	6,270	5,444	22,974	17,535
Other income	—	(553)	—	(1,127)
Integration and transaction costs	236	329	359	454
Amortization of intangibles	2,339	619	4,196	1,766
Total operating expenses	27,216	21,383	94,309	72,819
Earnings from operations	5,439	4,555	17,717	16,793
Interest income	19	28	59	50
Interest expense	(17)	(14)	(56)	(40)
Earnings before income taxes	5,441	4,569	17,720	16,803
Income tax expense	2,214	1,962	7,190	6,958
Net earnings	$3,227	$2,607	$10,530	$9,845

Earnings per common share:
Basic	$0.19	$0.16	$0.62	$0.62
Diluted	$0.18	$0.15	$0.60	$0.61
Weighted average common shares outstanding:
Basic	17,348	16,736	17,114	15,803
Diluted	17,866	17,206	17,491	16,213

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,315	$18,947
Short term investments	—	3,486
Accounts receivable, net	143,958	102,289
Receivable due from seller of StraTech acquisition	4,243	—
Inventories	2,554	1,736
Deferred customer support contract costs	86,604	62,901
Inventories shipped but not installed	8,784	9,779
Income tax receivable	2,430	405
Other current assets	852	1,169
Total current assets	259,740	200,712
Property and equipment, net	6,082	3,453
Goodwill	37,780	32,446
Finite life intangibles, net	20,759	9,035
Deferred customer support contract costs non-current	40,723	28,785
Deferred tax asset	4,467	3,159
Other assets	455	361
Total assets	$370,006	$277,951

Liabilities and Stockholders’ Equity
Current liabilities
Line of credit	$6,000	$—
Accounts payable	83,880	63,292
Accrued commissions	8,730	5,069
Accrued sales and use tax	3,489	2,574
Accrued expenses, other	6,027	5,209
Deferred tax liability	9,034	7,459
Customer deposits	3,645	2,145
Deferred revenue from customer support contracts	106,510	76,998
Other current liabilities	157	85
Total current liabilities	227,472	162,831
Deferred revenue from customer support contracts non-current	46,328	34,740
Other liabilities non-current	828	195
Total liabilities	274,628	197,766

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 18,726,723 and 17,899,171 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	19	18
Additional paid-in capital	70,875	66,213
Retained earnings	24,484	13,954
Total stockholders’ equity	95,378	80,185
Total liabilities and stockholders’ equity	$370,006	$277,951

DATALINK CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Earnings from operations on a GAAP basis	$5,439	$4,555	$17,717	$16,793
GAAP operating margin	3.7%	4.0%	3.6%	4.4%

Non-GAAP Adjustments:
Amortization of intangible assets	—	1,053	—	1,053
Purchase accounting adjustment to StraTech & Incentra deferred revenue and cost, net	849	15	874	108
Total gross margin adjustments	849	1,068	874	1,161

Stock based compensation expense included in sales and marketing	97	389	640	782
Stock based compensation expense included in general and administrative	213	351	1,341	1,259
Stock based compensation expense included in engineering	224	143	594	516
Other income from Cross buyout	—	(553)	—	(553)
Integration and transaction costs	236	329	359	454
Amortization of intangible assets	2,339	619	4,196	1,766
Total operating expense adjustments	3,109	1,278	7,130	4,224

Non-GAAP earnings from operations	9,397	6,901	25,721	22,178
Non-GAAP operating margin	6.4%	6.0%	5.2%	5.8%

Interest income, net	1	14	3	10
Income tax expense impact including Non-GAAP items	3,806	2,863	10,418	9,186

Non-GAAP net earnings	$5,592	$4,052	$15,306	$13,002

Non-GAAP net earnings per share - Basic	$0.32	$0.24	$0.89	$0.82
Non-GAAP net earnings per share - Diluted	$0.31	$0.24	$0.88	$0.80

Shares used in non-GAAP per share calculation - Basic	17,348	16,736	17,114	15,803
Shares used in non-GAAP per share calculation - Diluted	17,866	17,206	17,491	16,213

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2012	2011

Cash flows from operating activities:
Net earnings	$10,530	$9,845
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision (benefit) for bad debts	(6)	84
Depreciation	1,627	1,045
Amortization of finite lived intangibles	4,196	2,819
Deferred income taxes	267	374
Stock based compensation expense	2,576	2,557
Changes in operating assets and liabilities:
Accounts receivable, net	(31,544)	(33,019)
Inventories	177	(2,114)
Deferred costs/revenues/customer deposits, net	4,440	2,485
Accounts payable	2,943	25,610
Accrued expenses	4,629	3,605
Income tax receivable	(2,025)	659
Other	1,006	(625)
Net cash provided by (used in) operating activities	(1,184)	13,325

Cash flows from investing activities:
Purchase of investments	—	(9,978)
Maturities of investments	1,192	6,492
Sales of investments	2,294	—
Payment for acquisitions	(13,172)	(17,542)
Purchases of property and equipment	(3,824)	(1,102)
Net cash used in investing activities	(13,510)	(22,130)

Cash flows from financing activities:
Proceeds from stock offering, net of offering costs	—	17,454
Line of credit	6,000	—
Excess tax from stock compensation	780	276
Proceeds from issuance of common stock from option exercise	347	1,034
Tax withholding payments reimbursed by restricted stock	(1,065)	—
Net cash provided by financing activities	6,062	18,764

Increase (decrease) in cash and cash equivalents	(8,632)	9,959
Cash, beginning of period	18,947	8,988
Cash, end of period	$10,315	$18,947

Supplemental cash flow information:
Cash paid for income taxes	$8,191	$5,934
Cash received for income tax refunds	$25	$469

Supplemental disclosure of non-cash investing activities:
Non-cash stock issued as consideration for acquisition	$2,025	$1,564